Exhibit 10.7

SERVICES AGREEMENT

This Services Agreement is being entered into as of March 1, 2013, by and between Allied Recycling Corp. (hereinafter "ARC") and American Fiber Green Products, Inc. (hereinafter, "the Company"), whereby the Company has agreed to retain the services of ARC under the terms and conditions as set forth within this Services Agreement (the "Agreement").

It is hereby acknowledged that the Company is desirous of retaining the services of  ARC for assistance in various matters pertaining to sizing all recyclable material inventory owned or to be acquired by the company and assistance with capital raising for the Company, and that ARC has agreed to provide such services to the Company in exchange for the due consideration as outlined within the subsequent portions of this Agreement.

Section 1   Description of Services

Under the terms and conditions of this Services Agreement, ARC has agreed to act as the exclusive servicing agent creating properly sized materials to the Company from all fiberglass and fiber related inventory of the Company.  The scope of such services shall be described as providing equipment and personnel at Company plants and/or mobile recycling services to sites requested by the Company and to act as an agent of the Company for capital raising. The Company shall be consulted as to the viability of any of these contracts and has the right of veto should the costs or terms agreed to be deemed a detriment or the terms are unethical, illegal or unable to be met by the Company.

As a condition of this Agreement the ARC hereby agrees to undertake responsibility for the payment of all expenses incurred in the normal course of providing the services that are stipulated under the terms of this Agreement, with such expenses being inclusive of the following items:

1.	All expenses relating to wages, commissions, advertising, travel, lodging and entertainment while providing services to the Company.

2.	All costs incurred to acquire or lease equipment to meet the terms and conditions of this Agreement.

3.	All normal office expenses including telephone, facsimile and office supplies as incurred while providing services to the Company.

Section 2.   Due Consideration

As due consideration for the services as provided by ARC to the Company under the terms and conditions as set forth within this Agreement, the company hereby agrees to the timely payment of the following to ARC.

1.         ARC will receive all payments for tipping fees at a minimum of $85 per ton) for the product and the Company will purchase all sized material on a cost plus 15% basis.

2.           A commission on all capital raises completed on behalf of the company at a percentage to be determined in each completed funding but not less than 2% or greater than 10% of the gross funding received.

Section 3.   Timely Payment

As a condition of this Agreement it is hereby understood that all obligations as incurred by the Company shall be paid to ARC in a timely manner.  It is acknowledged that all such obligations shall become due and payable within the following timeframes:

a.	All payments on P.O.'s for sales will be paid directly by the customer to ARC. In the event the Company receives payment the payment will be forwarded immediately to ARC or vice versa.
b.	All commissions are to be paid upon receipt of capital by the Company of any payment made by any purchaser.
c.	All other fees are to be paid within 5 days of receipt of the invoice by the Company.

Section 4.   Conditions of Default

In the event that the Company fails to meet the Timely Payment and/or Due Consideration sections of this Agreement it shall be considered to be in default of its payment obligations to ARC.  In the event of a default ARC shall have the obligation to inform the Company of such a default in writing, and shall grant the Company a period not to exceed ten (10) business days within which it may move to cure such a condition through the payment of any and all outstanding obligations to ARC.

In the event that the Company fails to cure such a default the Company shall be considered to be in breach of its contractual obligations to ARC, resulting in the following penalties:

a.	1 ½% monthly late fee for all amounts due and all costs of collection of amounts due.
b.	In the event of a default and/or breach of this Agreement by the Company any and all monies that may have been earned by ARC shall become immediately due and payable.

Section 5.   Term of the Agreement

The term of this Service Agreement shall run concurrently with a Sub-License Agreement of even date and any extensions thereof.  Throughout the initial term of this Agreement either party shall maintain the right to terminate the Agreement through the forwarding of a written notification to the other party with a three hundred sixty (360) day notice period.

In the event that ARC elects to terminate the Agreement without cause prior to its expiration he shall be entitled to any and all payments and/or distributions as earned up to and including the termination date, but shall not be entitled to receive any unearned portions of the fees.

In the event that the Company elects to terminate the Agreement for any reason whatsoever its obligations to ARC as set forth within the "due Consideration" section of this Agreement shall be deemed to have survived such a termination and shall remain due and payable as if the Agreement were still in full force and effect for the remaining period with the minimum remaining payment due.

The company may not nullify and/or release itself from any of the payments and/or obligations to ARC throughout the initial term of this Agreement and any extensions thereof under any circumstances whatsoever.

Section 6.   Transfer of Assets, Merger

Notwithstanding anything to the contrary herein, if (a) all or substantially all of the assets of the Company should be transferred (either by sale, exchange, foreclosure, liquidation, dissolution, repurchase or other disposition) to a corporation or other entity without the prior consent of ARC, this Agreement shall also continue to be binding upon both ARC as well as the transferee corporation and/or entity, and the Company shall make adequate provisions within such transactional documentation for the assignment and assumption of this Agreement, with the Company remaining jointly and severally liable hereunder.

Section 7.   Liability and Indemnification

Because the duties and services of ARC may require and/or be uncontrollably influenced by the decisions of third parties, no statement, representation or warranty can be or is made by ARC as to the result of these services.  In no event shall the ARC be held liable, whether in contract, tort, negligence or otherwise for any special, indirect, economic or consequential damages or for any damages arising from or attributable to the failure to realize the goals of the Company and/or its affiliates profits, cash flows, savings, loss of data, capital downtime, loss of use, loss of goodwill, loss of anticipated or actual revenue or profit, or any other economic dislocation whatsoever.  ARC shall not, under any circumstance whatsoever, be held as liable to the Company or any person or entity for any mistakes, errors in judgment or for any act or omission believed by him in good faith to be within the scope of his authority hereunder, regardless of whether such act or omission in ineffective or in any way fails to achieve the purposes of this Agreement, or for any other claim or theory advanced by any such person or entity. ARB shall be indemnified and held harmless by the Company and any of its affiliates from all loss, cost or expense in respect to any and all such claims, such parties advancing or paying as incurred all such loss, cost or expense of ARC.  ARC is not exculpated hereby to the extent that ARC would be liable to the Company for fraud in the performance of their duties and services hereunder.  ARC shall not be held to have incurred any liability to the Company or any person or entity by virtue of any action taken by him or allegedly failed to be taken by them in the good faith attempt to discharge their duties and services.  In no event shall any liability of ARC exceed the value of the total compensation and consideration (excluding any reimbursement for expenses) as set forth under the terms and conditions of this Agreement and as already paid to ARC there under.

Section 8.   Authority

The Company and any affiliates hereby warrant and represent that they have the full power and authority to execute and deliver this Agreement to ARC and to perform the obligations as contained herein, and that this Agreement has been duly authorized, executed and delivered by the Company and any affiliates and further constitutes and valid, binding and legally enforceable obligation of the Company and any affiliates.  Each party has read and understood this Agreement.

Section 9.   Notices, etc.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given either; when hand delivered to the addressee's office, or three (3) days after being mailed by first class, registered or certified mail, postage prepaid, addressed as follows:

a.	If to ARC to:

b.	If to the Company to:
______________________________________  or to any other such person(s) and/or addresses as may be furnished, in writing to ARC by the Company.

Section 10.   Entire Agreement

The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject mater hereof, that that this Agreement supersedes any and all prior agreements and understandings between the parties with regard to such subject matter, and that there are no restrictions, agreements, arrangements, either oral or written, between the parties relating to the subject matter hereof which are not fully and accurately expressed or referred to herein.

Section 11.   Waivers

Any waiver of the terms and/or conditions as set forth within this Agreement shall not operate as a waiver of any other breach or claim of such terms or conditions or any other term or condition, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereof.  No waiver, unless it by its own terms explicitly so provides, shall be construed to effect a continuing waiver in any other instance or for any other purpose, or impair the right of the party against whom such waiver is claimed, in all other instances or for all other purposes, to require full compliance with such provision.

Section 12.   Further Amendments

Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms, conditions and purposes of this Agreement.

Section 13.   Amendments

This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing fully executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

Section 14.   Assignment; Successors and Assigns

This Agreement shall, except as hereinafter or as in Section 6 provided, not be assignable by either party without the receipt of the prior written consent of the other; provided however that this Agreement may be assigned by ARC to any subsidiary and/or affiliated company of ARC, with such assignment releasing the assignor.  This Agreement may also be assigned pursuant to a sale of substantially all of the assets of ARC's practice with or to a party acceptable to the Company, which party shall have assumed ARC's obligations hereunder pursuant to an agreement in form and substance reasonably satisfactory to the Company.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors in interest (whether by merger, consolidation or similar transaction), and permitted assigns.

Section 15.   No Partnership Authority

Nothing as contained within this Agreement is intended to create, nor shall any provision hereof be construed so as to create, a partnership, joint venture, co-adventure or joint undertaking by and among ARC and the Company, or to further constitute the as an agent of the Company, except as specified within, it being the express intention of the parties hereto that the relationship created hereby shall be that of separate and independent contractors acting at all times in their sole and individual capacities.  ARC shall have no authority to act on behalf of the Company in any matter except as expressly outlined within this Agreement, or as may be agreed upon otherwise, in writing.

Section 16.   Access; Assistance; Information: Compliance with Law

a.
In connection with ARC's engagement as contemplated by and through this Agreement the Company and any affiliates hereby agree to furnish ARC and any of his designates with all information concerning the Company and any affiliates which the ARC reasonably deems as being appropriate, and will provide ARC with access to, assistance from, availability for communications and meetings with, the Company's and any affiliates files, officers, directors, accountants, counsel, investment bankers, broker-dealers, market makers and other outside advisors.  The Company represents and warrants to ARC that all such information is and will be truthful and accurate in all material respects and that it does not nor will not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company acknowledges that ARC will be utilizing and relying upon the accuracy and completeness of the information supplied by or on behalf of the Company and its officers in connection with its engagement without independent verification, and that ARC does not assume responsibility for the accuracy and completeness of any such information. The Company will promptly notify ARC in writing in the event that it learns of any material inaccuracy in or material omissions from, any information as previously delivered to ARC, including, particularly, the financial projections of the Company and any affiliates.

b.
The burden of compliance with law for all matters concerning the Company and any affiliates and/or entities which either have or may be contemplating the issuance of Securities, rests with the Company and any such affiliate or entity.  Although ARC may offer its practical advice or offer comments or observations regarding such matters, he shall not be deemed to provide legal or accounting advice or services, nor to be the maker, author, publisher or be responsible for any statement, representation or misstatement, misrepresentation, omission or alleged misstatement, alleged misrepresentation or alleged omission.

Section 17.   Severability

In the event that any provision of this Agreement shall be held or deemed to be, or shall in fact be invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or cease, because of conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions herein contained invalid, inoperative or unenforceable, to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such construction could operate as an undue hardship on either party, or constitute a substantial deviation from the general intent and purpose of such party is reflected within this Agreement.  For purposes of interpretation, no party shall be deemed the drafter of this Agreement.

Section 18.   Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts signed by the party against whom enforcement is sought.  Fax signatures shall be valid as originals or copies.

Section 19.   Section Headings

The headings as utilized throughout this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

Section 20.   Gender

Whenever used herein the singular noun shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

Section 21.   Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, USA, without regard to the principals of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed or caused to be executed the Agreement as of the date first above written.

 Allied Recycling Corp

By: /s/ Mario Faraone
      Mario Faraone
      President

American Fiber Green Products, Inc.

By:  /s/ Daniel L Hefner
        Daniel L Hefner
        President